Exhibit 99.2

ENLINK MIDSTREAM, LLC
1722 ROUTH STREET, SUITE 1300
DALLAS, TEXAS 75201

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENLC2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60435-S04966 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENLINK MIDSTREAM, LLC

Each of the Conflicts Committee and the Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement):	**For**	**Against**	**Abstain**
1. To approve the Agreement and Plan of Merger, dated as of November 24, 2024 (the "Merger Agreement"), by and among EnLink Midstream, LLC ("EnLink"), ONEOK, Inc. ("ONEOK"), Elk Merger Sub I, L.L.C., a direct, wholly-owned subsidiary of ONEOK, Elk Merger Sub II, L.L.C., a direct, wholly-owned subsidiary of ONEOK, and EnLink Midstream Manager, LLC, the managing member of EnLink, as it may be amended from time to time, a copy of which is attached as Annex A to the proxy statement/prospectus, and the Mergers (as defined in the Merger Agreement) contemplated by the Merger Agreement.	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to EnLink's named executive officers that is based on or otherwise relates to the Mergers.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V60436 - S04966 EnLink Midstream, LLC Special Meeting of Unitholders January 30, 2025 at 10:00 a.m., Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE CONFLICTS COMMITTEE AND THE BOARD OF DIRECTORS The unitholder(s) hereby appoint(s) Benjamin D . Lamb and Adam Forman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the units of EnLink Midstream, LLC that the unitholder(s) is/are entitled to vote at the EnLink Midstream, LLC Special Meeting of Unitholders to be held at 10 : 00 a . m . , Central Time, on January 30 , 2025 , virtually at www . virtualshareholdermeeting . com/ENLC 2025 SM and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Conflicts Committee's and the Board of Directors' recommendations for each of the proposals included herein . If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters . Continued, and must be signed and dated on the other side